Exhibit 10.13

*** Certain information in this document has been excluded pursuant to Regulation S-K, item 601(b)(10). Such excluded information is not material and is information that the company treats as private or confidential. Such omitted information is indicated by brackets “[***]”) in this exhibit. ***

LEASE

This Lease Agreement is made and entered into as of this 9th day of September 2024 (the “Effective Date”), by and between Victoriana Building, LLC., a Limited Liability company ("LANDLORD") with an address of 1301 East Broward Blvd., Suite 330, Fort Lauderdale, Florida 33301 and Orchestra BioMed, Inc. ("TENANT"), with an address at 150 Union Square Drive, New Hope, Pennsylvania 18938 until the Commencement Date (as hereinafter defined), and at the Premises (as hereinafter defined) thereafter, for certain premises located in the southeast area of the third floor of the building located at 1301 East Broward Boulevard, Fort Lauderdale, Florida 33301, commonly known as the Victoriana Building (the “Building”), comprising approximately six thousand four hundred ninety six (6,496) rentable square feet and known as Suite 310 (the "Premises").

1. DEMISE Landlord, for and in consideration of the rents hereinafter reserved, and the terms, conditions, covenants and provisions contained in this Lease, hereby leases to Tenant, and the Tenant hereby takes and hires from the Landlord, subject to the terms and conditions contained in this Lease, the Premises, together with non-exclusive rights, privileges, and easements benefitting, belonging or pertaining thereto. All other space(s), areas and suites in the Building, the Building and the surrounding land which contains the Premises, but which is not a part thereof, shall be defined as the "Property".

2. TERM The Term of this Lease shall be three (3) years and one and a half (1.5) months commencing on November 15, 2024 (as hereinafter defined) (the "Commencement Date") and ending on December 31, 2027 unless sooner terminated or extended as provided for in this Lease. This Lease shall be in full force and effect and binding on the parties as of the Effective Date. The Effective Date of this Lease is the day upon which it becomes fully executed by the parties.

3. BASE MINIMUM RENT Tenant agrees to pay during the Term to the Landlord base minimum rent (the “Base Minimum Rent”) for the said Premises, without offset or deductions except as set forth herein, and without previous demand therefore, initial annual Base Minimum Rent of [***] ($[***]) per rentable square foot which equals [***] ($[***]) annually, plus any applicable sales tax on rent now in effect or subsequently enacted by any governmental authority during the Term of this Lease. The first payment for November 15, 2024 through November 30, 2024 shall be for [***] ($[***]). All subsequent payments shall be made payable in equal monthly installments of [***] ($[***]), plus applicable sales tax, on the first day of each and every month. Upon execution of this Lease by Tenant, Tenant shall deposit with Landlord the sum of [***] ($[***]) representing Base Minimum Rent due for the first one and a half and last month of the Term plus any additional security deposit set forth in section 7, including current sales tax; exclusive of CAM fees.

3.1 ANNUAL INCREASES IN BASE MINIMUM RENT Commencing on the first (1st) anniversary of the Commencement Date (the "Anniversary Date") and on each and every subsequent Anniversary Date, the annual Base Minimum Rent for the Premises shall be increased by multiplying the immediately preceding year's Base Minimum Rent per square foot, excluding any adjustments for abatement or concessions, by [***] ([***]%) percent and then adding this figure to the immediately preceding year's Base Minimum Rent, as shown on the Rent Schedule attached hereto as Exhibit A and made a part hereof. The Base Minimum Rent for the second Lease Year ("Lease Year" is a twelve (12) full calendar month period beginning on the

Anniversary Date and each anniversary of the Anniversary Date) will therefore be equal to the initial annual Base Minimum Rent above plus the aforementioned [***] ([***]%) percent increase. This provision providing for annual increases in the Base Minimum Rent, based upon cumulative fixed [***] ([***]%) percent increases, each Lease Year over the preceding Lease Year's annual Base Minimum Rent, shall be applicable to each and every Lease Year during the Term, including any Renewal Term.

3.2 GENERAL RENT PROVISIONS All payments of Base Minimum Rent as set forth above are due in advance on the first day of each and every month throughout the Term. If applicable, Rent for any fractional month at the beginning or at the end of the Term shall be prorated. All payments of Rent shall be plus applicable sales tax and payable without offset or deductions (except in accordance with Section 3 above and as shown on Exhibit A) and without previous demand therefore. All payments due Landlord shall be payable to the Landlord at the address set forth herein or such other address as may be directed by Landlord in writing, or by wire payment. If any payment due Landlord as provided for herein (including, but not limited to, payments of Rent) is not received by the Landlord within five (5) days of its due date, Tenant shall pay to Landlord, as Additional Rent, a late fee equal to five (5%) percent of the amount due for each month (or part thereof) for which such payment remains due. In addition, every installment of Rent or other payment due hereunder from Tenant to Landlord which shall not have been paid when due shall bear interest at the highest rate permitted by law from the date that the same become due and payable until paid, whether or not demand be made therefore.

In the event any check is returned because of insufficient funds or otherwise that have been submitted to Landlord for the payment of Rent or other payments due under this Lease, then the check(s) shall be immediately replaced by Tenant with a cashier's check from a bank in Broward County, Florida, and in addition to any interest charges and late payment penalty provided above, there shall be, as Additional Rent, an additional charge of $[***] for inconvenience caused to Landlord for handling the returned check.

4. OPTION TO RENEW Tenant shall have the right (the “Option to Renew”), to be exercised as provided for in this Section, to renew this Lease for one (1) additional term of five (5) years (the “Renewal Term”), commencing upon the expiration of the initial Lease Term on the terms and conditions set forth herein.

a.The Option to Renew may be exercised only if no default then exists under any of the terms of this Lease.

b.Occupancy during the Renewal Term shall be on the same terms, covenants and conditions provided for in this Lease, except there shall be no privilege to renew the Term of this Lease for any period of time after the expiration of the Renewal Term. During the Renewal Term Tenant shall pay Base Minimum Rent as set forth on Exhibit A and shall also remain responsible for its Pro Rata Share of Common Expenses (as hereinafter defined) as provided for in Section 9 of this Lease.

c.Tenant may exercise the Option to Renew by written notice to Landlord delivered at least two hundred forty (240) days, but in no event more than three hundred sixty five (365) days, prior to the expiration of the initial Term. Upon the giving of the notice of exercise of the Option to Renew, the Lease shall be renewed and the Term hereof renewed for the Renewal Term and upon the terms provided herein without the execution of any further instrument. Should notice not be given in this time frame, the Option to Renew shall be deemed waived.

d.Notwithstanding the foregoing, Tenant shall have no Option to Renew the Term of this Lease if Tenant was late on more than two (2) occasions within any twelve (12) month period during the Term in the required payment of Rent or if Tenant has been in material fault under any of the terms and conditions of this Lease (whether subsequently cured or not) on more than five (5) occasions.

5. RULES AND REGULATIONS Tenant, at its own cost and expense, shall properly observe and comply with all present and future laws, ordinances, codes, requirements, orders, directives, rules and regulations of all governmental authorities affecting the Tenant's use of the Premises, including but not limited to making non-structural modifications to the Premises to comply with any state or federal laws or regulations affecting the accessibility of the Premises for disabled persons (provided that Landlord shall complete Landlord’s Work in compliance with any such state or federal laws or regulations in effect as of the Effective Date). Tenant shall also comply with any and all reasonable rules and regulations imposed by Landlord, including but not limited to, the prohibition of smoking in the Premises or at the Property. However, no rule or regulation of Landlord shall materially affect Tenant's use of the Premises as set forth in this Lease.

6. RISK OF LOSS All personal property placed or moved in the Premises shall be at the risk of Tenant or of the owner of such property, and Landlord shall not be liable for any damage to said personal property, or to Tenant, arising from the bursting or leaking of water pipes, or from any act of negligence of any co-tenant or occupants of the Building, or of any other person whomsoever (excepting any loss due to the default or negligence of Landlord and/or its agents). It is further agreed that Landlord shall not be liable for any damage or injury by water which may be sustained by Tenant or other person, or for any other damage or injury resulting from the carelessness, negligence or improper conduct on the part of any person whomsoever (excepting any loss due to the default or negligence of Landlord and/or its agents), or by reason of the breakage, leakage or obstruction of the water, sewer or soil pipes, or other leakage in or about the Building.

7. SECURITY Upon Tenant's execution of this Lease, Tenant shall deposit with Landlord the sum of [***]($[***]) representing a security deposit (the “Security Deposit”), equivalent to one (1) month’s Base Minimum Rent, that Landlord is to retain as security for the faithful performance of all the terms and conditions of this Lease. Landlord shall not be obligated to apply the Security Deposit on Rent or other charges in arrears, or in damages for failure to perform the terms and conditions of this Lease. Application of the Security Deposit to the arrears of Rent payments or damages shall be at the sole option of the Landlord, and the right to possession of the Premises by the Landlord for non-payment of Rent or for any other reason shall not in any event be affected by the Security Deposit. The Security Deposit is to be returned to Tenant within sixty (60) days of the expiration or sooner termination of this Lease, according to the terms of this Lease, if not otherwise applied by reason of any breach of the terms and conditions of this Lease by Tenant. Tenant expressly acknowledges that Tenant shall not have the right to apply the Security Deposit to .Rent. In no event is the Security Deposit to be returned until Tenant has vacated the Premises and delivered possession to the Landlord. In the event the Landlord repossesses the Premises because of the default of the Tenant or because of the failure by the Tenant to carry out the terms and conditions of this Lease, Landlord may apply the Security Deposit to any actual damages incurred to the day of repossession and may retain the balance of the Security Deposit to apply to damages that may accrue or be suffered thereafter by reason of a default or breach of the Tenant. Landlord shall not be obligated to hold the Security

Deposit in a separate fund, but may mix the Security Deposit with other funds of the Landlord, and Landlord shall not be obligated to pay interest to Tenant on the Security Deposit. If for any reason Tenant's Security Deposit or a portion thereof is applied by Landlord toward payment of an obligation of Tenant hereunder (which Landlord may at its sole option choose to do but not be obligated to do), Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Landlord transfers its interest in the Premises during the Term of this Lease, Landlord may assign the Security Deposit to the transferee and thereafter Landlord shall have no further liability for the return of such Security Deposit.

As further security for the faithful performance of the terms and conditions of this Lease, Tenant hereby pledges and assigns to Landlord all of the fixtures and chattels owned by Tenant which shall or may be brought or put on said Premises, and the Tenant agrees that said lien may be enforced by distress, foreclosure or other process of law at the election of Landlord, and Tenant agrees to pay reasonable attorneys' fees, together with actual out-of-pocket costs and charges incurred or paid by the Landlord by reason of Tenant's failure to perform any of the terms and conditions of this Lease, which sums shall be Additional Rent and bear interest at an annual rate of ten percent (10%). Notwithstanding the foregoing, the following items shall not be subject to any lien or interest of Landlord: tensile testers, stiffness testers, leak testers, anatomical models, disinfecting station, microscopes, UV curing stations, industrial ovens, environmental chamber, air compressors, vacuum source, 3D printer, and any other items which may be subject to a financing or sale-lease back arrangement.

8. TENANTS TAXES AND UTILITY EXPENSES During the Term of this Lease, Tenant shall pay, before the same shall become delinquent, all personal property taxes, sales taxes, and such other taxes as may be payable by reason of operation of Tenant's business. During the Term of this Lease, Tenant shall pay, before the same shall become delinquent, all charges for utilities and similar services furnished to the Premises for the occupants thereof to the extent separately metered and billed to Tenant. Expenses for electricity, water and garbage pickup shall be included within Common Expenses, for which Tenant will pay its Pro Rata Share thereof.

9. COMMON EXPENSES “Common Expenses” are defined as the sum of all Real Estate Taxes, Landlord's Insurance, and Maintenance (each as defined below). Tenant shall pay, as Additional Rent, Tenant's Pro Rata Share of Common Expenses in accordance with the terms of this Section 9. Tenant's "Pro Rata Share" shall be calculated as a fraction, the numerator of which shall be the rentable square feet of the Premises and the denominator of which shall be the total rentable square feet of the Property, and defined as approximately [***] ([***]%).

a.“Real Estate Taxes” is defined as all regular and special taxes assessed against the real estate comprising the Property. Reimbursement for Real Estate Taxes shall be assessed utilizing the maximum [***] ([***]%) percent discount.

b.“Landlord's Insurance” is defined as the cost of all types of insurance carried by the Landlord with respect to the Property as of the Effective Date.

c.Maintenance is defined as Landlord's cost of operating and maintaining the Property and the Premises, including but not limited to, operating, managing, equipping, policing, protecting, lighting, trash removal, janitorial service, landscaping, all utilities and all taxes, licenses, insurance, fees and permits, repairs, and replacements necessary to maintain the Property, Premises and Common Areas in the same condition as when originally constructed, together with a reasonable management fee. Janitorial Service is to be provided five (5) days a week, Monday through Friday, and further, that the garbage shall be picked up in the Premises five (5) times a week, Monday through Friday.

The "Common Areas" are defined as including but not limited to, as applicable, the hallways, sidewalks, malls, curbs, parking areas, landscaped areas, streets, enclosed common passageways, elevators, atriums, stairways, roof, driveways, loading platforms, canopies, washrooms, lounges, shelters and other areas available for the joint use of all tenants and to their employees, agents, customers, licensees and invitees. It is the intention of the foregoing definition that the Common Areas shall include any and all areas of the Property which are not specifically demised to any one tenant. Air conditioning shall be available for the Premises seven (7) days a week, twenty-four (24) hours a day.

d.Landlord shall furnish to Tenant an annual calendar year reconciliation, itemizing Common Expenses, together with a statement of Tenant's Pro Rata Share thereof. Tenant shall pay to Landlord with each monthly installment of Base Minimum Rent, as Additional Rent, an amount [***] of Tenant's annual Pro Rata Share of Common Expenses as estimated by Landlord. The current rate for 2024 is estimated at [***] ($[***]) per rentable square foot annually plus applicable sales tax. Adjustments to the foregoing, upward or downward, and reimbursements and/or credits, if necessary, shall be made annually during the first quarter of the year, or such other date as reasonably determined by Landlord. Landlord agrees that there shall be a [***] ([***]%) percent cap annually on controllable Common Expenses. For example, Real Estate Taxes and insurance costs are not to be considered controllable Common Expenses.

10. USE OF PREMISES The Premises shall be used by Tenant for general office and laboratory purposes in connection with Tenant's business (including engineering, sales, hosting meetings, use of in-Premises kitchen, and uses ancillary thereto) and for no other purposes whatsoever (sometimes referred to as the "permitted use"). The Premises shall be at all times properly operated in accordance with the permitted use as set forth above. Tenant recognizes that is it important to Landlord to keep the use of the subject Premises as set forth herein; accordingly, any change or termination of the use of the Premises shall be considered a default under the Lease and Landlord shall be entitled to all remedies as provided for herein.

Tenant shall not use or occupy, nor permit or suffer the Premises, the Property, or any part thereof to be used or occupied for any unlawful or illegal business, use or purpose, nor in any way in violation of any governmental laws, ordinances, requirements, orders, directives, rules or regulations.

11. INTERRUPTION OF ACCESS, USE OR SERVICES Landlord shall not be liable for any failure to provide access to the Premises, to assure the beneficial use of the Premises, or to furnish any services or utilities, to the extent such failure is caused by natural occurrences, riots, civil disturbances, insurrection, war, court order, public enemy, accidents, strikes, lockouts, other labor disputes, the inability to obtain an adequate supply of fuel, gas, steam, water, electricity, labor or other supplies or by any other condition beyond Landlord's reasonable control, and Tenant shall not be entitled to any damages resulting from such failure, nor shall any such failure relieve Tenant of the obligation to pay all sums due hereunder or constitute or be construed as a constructive eviction of Tenant. If any governmental entity promulgates or revises any statute, ordinance or building, fire or other code, or imposes mandatory controls or guidelines on Landlord or the Property or any part thereof, relating to the use or conservation of energy, water, gas, steam, light or electricity or the provisions of any other utility or service provided with respect to this Lease, or if Landlord is required to make alterations to the Property in order to comply with such mandatory controls or guidelines, Landlord may, in its sole discretion, comply with such mandatory controls or guidelines. Such compliance shall not in any event entitle Tenant to any damages, relieve Tenant of the obligation to pay any of the sums due hereunder, or constitute or be construed as a construction or other eviction of Tenant.

Landlord shall use commercially reasonable efforts to minimize disturbance to Tenant and its operations in the Premises during any necessary maintenance, work or repairs.

12. ACCESS TO THE PREMISES During all reasonable hours and with reasonable notice to tenant, Landlord or Landlord's agents shall have the right, but not the obligation, to enter upon the Premises to examine same, to exhibit the Premises to prospective purchasers or tenants, and to make such repairs as may be required of the Landlord under the terms of this Lease. Landlord agrees not to unreasonably interfere with the operation of Tenant's business.

13. REPAIRS Landlord shall: (a) maintain and keep the roof and exterior walls of the Building leak free and to make all structural repairs necessary to the Building, its roof and exterior walls; (b) repair and maintain the Common Areas and all Building systems, including electrical systems, plumbing and HVAC serving the Premises; and (c) make all repairs to the Premises and the Building that are necessitated by latent defects (excluding defects in any improvements made by Tenant), or due to inadequate or faulty construction (excluding any construction by Tenant), or due to the negligence of Landlord and its employees, agents, contractors and representatives. "Structural repairs" means all repairs necessary to keep the Building in a safe and structurally sound condition, prevent it from collapsing or sagging, and to prevent the Building or any part thereof (including the Premises) from being condemned because of structural insufficiency or related safety hazards. To the extent any maintenance and/or repairs are necessitated by the default or negligence of Tenant or the Tenant's agents, employees or invitees, Tenant shall reimburse Landlord for the costs thereof.

Landlord shall complete Landlord’s Work and deliver the Premises as required pursuant to this Lease, in good condition and with all fixtures, equipment and appurtenances in good working order. Tenant agrees to maintain the Premises in substantially the same condition, order and repair as they are at the Commencement Date of this Lease, reasonable wear and tear excepted, and to make all repairs in and about the Premises necessary to preserve them in good order and condition, which repairs made by Tenant shall be in equal quality and class to the original work. Tenant shall promptly pay the expense of any such repairs.

14. TENANT IMPROVEMENTS Except as provided for herein, and excluding Landlord’s Work, any and all improvements or changes to the Premises which Tenant desires to make shall be at Tenant's sole cost and expense, require Landlord's prior written approval, which approval will not be unreasonably withheld or delayed, and shall be done under a City of Fort Lauderdale Building Permit to be obtained by Tenant at Tenant's sole cost and expense. In no event shall any Tenant improvements to the Premises cause any damage to the Property or the building containing the

Premises. Any and all Tenant improvements shall be done in compliance with all applicable building and land development code regulations. Landlord or Landlord's agents shall be permitted access to the Premises upon reasonable advance notice to Tenant for the purpose of inspecting the work or communicating with the person or persons providing said work or materials to assist Landlord in making sure that these provisions are being complied with. Notwithstanding the foregoing, Landlord and/or Landlord's agent is under no duty to supervise any of said Tenant's improvements, nor make any opinion as to whether said work is being properly done properly and/or in compliance with the provisions of the building code or other governmental regulations.

Notwithstanding anything to the contrary contained herein, Tenant may make normal, routine, non-structural alterations, which consist of interior painting, normal maintenance, wall and window treatments, interior lighting fixtures, interior signs, floor treatments and similar minor changes, without the consent of Landlord.

Any and all additions, fixtures or improvements which may be made or installed by Tenant (except movable furniture, equipment, and other personal property of Tenant) shall become the property of the Landlord and remain upon the Premises as a part thereof, and be surrendered with the Premises at the termination of this Lease, at the option of the Landlord. If Landlord elects to allow Tenant to remove such fixtures or additions, Tenant shall repair any damage caused by such removal.

15. INSURANCE During the Term of this Lease, the Tenant shall carry and pay for liability insurance from and against any and all claims, suits, actions, damages and/or causes of action arising during the Term of this Lease for any personal injury, loss of life and/or damage to property sustained in and about the Premises, by reason of or as a result of Tenant's occupancy of the Premises, in an amount not less than [***] ($[***]) combined limit. In addition, Tenant shall carry and pay for replacement cost fire, extended coverage, and flood insurance, to cover the cost of repair or replacement of Tenant's personal property and any leasehold improvements it may install.

Such insurance shall name the Landlord and any mortgagees as additional insured as the Landlord's and any mortgagee's interests may appear. The insurance policies shall be: (a) issued by insurance companies authorized to do business in the State of Florida, with a financial rating of at least AA (or then-current comparable) status as rated in the most recent edition of Best's Insurance Reports, (b) be issued as a primary policy, (c) contain an endorsement requiring sixty (60) days' written notice from the insurance company to both parties and Landlord's lender before cancellation of change in coverage, scope or amount of any policy, and (d) contain a waiver of any rights of subrogation which the Tenant may have against Landlord. The Tenant shall deliver to the Landlord these insurance policies or copies or certificates thereof immediately upon commencement of the Lease and thereafter from time to time as requested by Landlord to assure the Landlord and any mortgagees that the coverage afforded by the policies is being maintained continuously by the Tenant and that the premiums therefore have been paid by the Tenant.

15.1 WAIVER OF SUBROGATION Each party hereby releases and relieves the other and waives the right of recovery against the other for loss or damage to property arising out of or incident to perils commonly insured against under All-Risk coverage insurance whether due to the negligence of either party, its agents, employees, contractors and/or invitees.

16. SUBORDINATION This Lease shall be subject and subordinate to any mortgage that now encumbers or affects the Property or that the Landlord or any subsequent owners of the Property may hereafter at any time elect to place on the Property, including but not limited to a purchase money mortgage which may be held by Landlord as a seller, and to all advances, extensions, or modifications already made or that may be hereafter made on account of any such mortgage. Furthermore, Tenant shall, upon request, execute any commercially reasonable paper or papers that Landlord's counsel may deem necessary to accomplish such subordination of Tenant's interest in this Lease, in default of which Landlord is hereby appointed as Tenant's attorney-in-fact to execute such commercially reasonable paper or papers in the name of Tenant and as the act and deed of Tenant, and this authority is hereby declared to be coupled with an interest and irrevocable. Notwithstanding the foregoing, Landlord agrees it will use good faith efforts to cause any documentation that evidences Tenant's agreement to subordinate as provided herein to contain reasonable and customary non- disturbance provisions which provide that Tenant shall not be disturbed so long as Tenant is in compliance with all terms and conditions of this Lease.

17. ASSIGNMENT AND SUBLEASING Tenant shall not assign this Lease, or otherwise transfer any interest in this Lease, without the prior written consent of the Landlord, which consent may be withheld by Landlord in its sole and absolute discretion. No consent to an assignment or sublease shall release Tenant or any Guarantor from any obligations under this Lease.

Tenant shall not sublet portions of the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld. If a sublease is permitted by Landlord, Tenant agrees to furnish Landlord with a photostatic copy of each sublease made for space in the Premises.

Tenant shall not hypothecate, transfer, pledge or otherwise encumber this Lease or Tenant's rights hereunder nor shall Tenant permit any such encumbrance. Any attempt at assignment, sublease, pledge, transfer or encumbrance of this Lease without the prior written consent of Landlord shall be null and void, and a default under this Lease.

Tenant shall and does hereby indemnify and agree to hold Landlord harmless from any and all liabilities, claims, and causes of action arising under any terms and conditions of every sublease, license or concession agreement, unless such liabilities, claims and causes of action arise by reason of a default or breach by Landlord, but not the negligent conduct or activity of Landlord, its agents or employees, under this Lease.

If all or any part of the Premises shall be sublet or occupied by anyone other than Tenant, Landlord may, after default by Tenant, collect rent from any and all subtenants or occupants, and apply the net amount collected to the net annual Rent reserved herein, but no such collection shall be, or be deemed to be, a waiver of any agreement, term, covenant or condition of this Lease or the acceptance by Landlord of any subtenant or occupant as Tenant, or a release of Tenant from performance by Tenant of its obligations under this Lease.

Anything hereinabove contained to the contrary notwithstanding, Landlord's consent shall not be required for an assignment of this Lease, or sublease of all or part of the Premises for the uses permitted hereunder, to an affiliate of Tenant (including, without limitation, Orchestra Medical Ventures, Caliber Medical Technologies, Backbeat Medical, Freehold Medical, Motus GI, Inc., and other subsidiaries of Tenant), provided that Landlord is given prior notice thereof and Tenant agrees to remain primarily liable, jointly and severally, with any transferee or assignee, for the obligations of Tenant under this Lease.

Notwithstanding the provisions of this Article 17, Tenant may, from time to time, permit portions of the Premises (the “Desk Space Area”) to be used or occupied under so-called “desk sharing” arrangements by third-parties (each such user, a “Desk Space User”), provided that (i) any such use or occupancy of desk or office space shall be without the installation of any demising partitions or any separate entrance, (ii) each Desk Space User shall use the Premises only for the use expressly permitted pursuant to Section 10 of this Lease, (iii) in no event shall the use of any Desk Space Area create or be deemed to create any right, title or interest of such Desk Space User in any portion of the Premises or this Lease, other than a license, and (iv) such “desk sharing” arrangement shall terminate automatically upon the termination of this Lease. Landlord's consent shall not be required for any such desk sharing arrangement. Upon Landlord’s written request, Tenant shall notify Landlord in writing of any such desk sharing arrangement, which notice shall include (1) the identity of the Desk Space User, and (2) a description of the nature and character of the business to be conducted in the Premises by such Desk Space User.

18. INDEMNIFICATION OF LANDLORD In addition to any other indemnities to Landlord specifically provided in this Lease, Tenant shall indemnify and save harmless Landlord and/or its officers, directors, partners, agents, members, employees, successors and/or assigns (collectively, "Landlord Parties") against and from any and all liabilities, liens, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees which may be imposed upon or incurred by or asserted against Landlord Parties by reason of the use and/or occupancy of the Premises or any part thereof by Tenant or Tenant's agents, contractors, servants, employees, licensees or invitees during the Term of this Lease, except in the event of gross negligence or willful misconduct of Landlord Parties. This indemnification shall specifically extend to but shall not be limited to loss or damage arising out of environmental hazards or contamination.

The provisions of this Section shall survive the expiration or earlier termination of this Lease for events occurring prior to such expiration or termination.

19. RESTRICTION AGAINST CONSTRUCTION LIEN Neither Tenant nor anyone claiming by, through or under Tenant, shall have any right to file or place any lien of any kind or character whatsoever on the Property and notice is hereby given that no contractor, subcontractor, or anyone else that may furnish any material, service or labor to the Property at any time shall be or become entitled to any lien thereon whatsoever. For the further security of Landlord, Tenant shall give actual notice of this restriction in advance to any and all contractors, subcontractors, or other persons, firms, or corporations that may furnish any such material, service, or labor.

Landlord shall have the right to record a notice of this provision in the Public Records of the County in which Premises is located. If such lien is filed against Landlord's interest in the Property, Tenant shall cause such lien to be released of record or bonded within thirty (30) days of Tenant's receipt of notice of such lien.

If Landlord gives its written consent to Tenant requested improvements or alterations as set forth herein, and if the Florida licensed Contractor hired by Tenant to perform such work and/or provide such labor, material and services requires a Notice of Commencement (the "Notice") to be filed in the Public Records of Broward County prior to commencement of such work, then Tenant shall sign the Notice only as to Tenant's leasehold interest in the Premises. The Notice shall designate Landlord as an additional person to receive a copy of any notices as provided in Section 713.13, Florida Statutes.

20.	CONDEMNATION

a.If at any time during the Term of this Lease, the whole or materially all of the Premises shall be taken for any public or quasi-public purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain or by agreement between Landlord, Tenant and those authorized to exercise such right, this Lease, the term hereby granted, any rights of renewal hereof and any renewal terms hereof, shall terminate and expire on the date of such taking and the Rent and other sum or sums of money and other charges herein reserved and provided to be paid by the Tenant shall be apportioned and paid to the date of such taking.

b.The term "materially all of the Premises" shall be deemed to mean such portion of the Premises as when so taken, would leave remaining a balance of the Premises which, due either to the area so taken or the location of the part so taken in relation to the part not so taken, would not allow the Tenant to continue its business operations, or would not under economic conditions, zoning laws or building regulations then existing or prevailing, readily accommodate a new building or buildings of a nature similar to the Building as existing upon the land at the date of such taking and of floor area sufficient, together with buildings not taken in the condemnation, to operate Tenant's business.

c.For the purpose of this Section, the Premises or part thereof, as the case may be, shall be deemed to have been taken or condemned on the date on which actual possession of the Premises or a part thereof, as the case may be, is acquired by any lawful power or authority or the date on which title vests therein, whichever is earlier.

d.It is further understood and agreed that if at any time during the Term of this Lease the Premises or the Property or the Building, or any portion thereof, be taken or appropriated, or condemned by reason of eminent domain, the entire award shall be the property of the Landlord and in no event shall Tenant receive any portion of any award made to Landlord. Tenant shall have the right to make a separate claim for its own damages provided Tenant's claim and/or award in no way reduces or limits the amount Landlord would otherwise be entitled to.

e.In the event less than materially all of the Premises shall be taken by governmental authority, then:

1.If the portion so taken does not affect the operation of Tenant's business, or Tenant’s access to the premises, then this Lease shall continue in full force and effect.

2.In the event the portion of the Premises are taken so that Tenant is able to continue to operate its business, but the operation of such business is reduced by reason of such taking, then the Rent (including, for the avoidance of doubt, Base Minimum Rent, Additional Rent, and Tenant’s Proportionate Share of Common Expenses) shall be reduced proportionately by the same percentage as the square footage of the Premises which have been taken by governmental authority bears to the total square footage of the Premises prior to such taking.

21.	DESTRUCTION OF PREMISES

a.In the event the entire Premises or materially all of the Premises are destroyed by fire or other casualty, Landlord shall have the option of terminating this Lease or of rebuilding the Premises and shall give written notice of such election to the Tenant within sixty (60) days after the date of such casualty. In the event Landlord elects to rebuild the Premises, the Premises shall be restored (but not any leasehold improvements made by Tenant) to its former condition within one (1) year of the casualty, during which time the Rent due from Tenant to Landlord hereunder shall abate. In the event Landlord elects to terminate this Lease, Rent shall be paid only to the date of such casualty, and the Term of this Lease shall expire as of the date of such casualty and shall be of no further force and effect and Landlord shall be entitled to sole possession of the Premises. In the event that (i) restoration of the Premises by Landlord shall take longer than one (1) year to complete, or (ii) a casualty occurs within the last twelve (12) months of the Term or the Renewal Term, Tenant shall have the option to terminate this Lease upon written notice to Landlord. In the event Tenant elects to so terminate this Lease, Rent shall be paid only to the date of such casualty, and the Term of this Lease shall expire as of the date of such casualty and shall be of no further force and effect.

b.The term "materially all of the Premises" shall be deemed to mean such portion of the Premises, as when so destroyed, would leave remaining a balance of the Premises which due to the amount of area destroyed or the location of the part so destroyed in relation to the part left undamaged would make it commercially unreasonable for the Tenant to continue its business operations.

c.In the event of a partial destruction which is not materially all of the Premises, the Rent (including, for the avoidance of doubt, Base Minimum Rent, Additional Rent, and Tenant’s Proportionate Share of Common Expenses) shall proportionately abate based upon the square footage of the Premises remaining undamaged and Landlord shall repair the damage. Landlord shall commence repair of the Premises within 60 days, and, subject only to events beyond Landlord's control, complete such repairs within 120 days.

d.Notwithstanding the foregoing, if the damage or destruction is as a result of the negligence of Tenant or Tenant's employees, or agents, invitees, or as a result of Tenant not fulfilling all of its obligations under this Lease, no Rent shall abate and Tenant shall make all necessary repairs at its sole cost and expense.

22. QUIET ENJOYMENT Tenant, upon paying the Rent and all other sums and charges to be paid by it as herein provided, and observing and keeping all covenants, warranties, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Premises during the Term of this Lease, without hindrance or molestation by Landlord, Landlord Parties or anyone claiming under Landlord.

23.	DEFAULTS Each of the following events shall be an "Event of Default" hereunder:

a.Failure of Tenant to pay any installment of Rent or any part thereof, or any other payments of money, costs or expenses herein agreed to be paid by Tenant, within five (5) days of when same become due.

b.Failure to observe or perform on one or more of the other terms, conditions, covenants or agreements of this Lease and the continuance of such failure for a period of thirty (30) days after written notice by Landlord specifying such failure (unless such failure requires work to be performed, acts to be done or conditions to be improved, as the case may be, within such thirty (30) day period, in which case no default shall be deemed to exist so long as Tenant shall have commenced curing the same within such thirty (30) day period, and shall diligently and continuously prosecute the same to completion).

c.If this Lease or the estate of Tenant hereunder shall be transferred to or assigned to or subleased to or shall pass to any person or party, except in a manner herein permitted.

d.If a levy under execution or attachment shall be made against Tenant and such execution or attachment shall not be vacated or removed by court order, bonding or otherwise within a period of thirty (30) days.

e.A rejection of the Lease by a trustee in bankruptcy appointed in connection with the bankruptcy of the Tenant.

f.A failure to vacate the Premises upon termination of the Lease.

No payment by Tenant or receipt by Landlord of an amount less than the required payment set forth in this Lease shall be considered as anything other than a partial payment of the amount due. No endorsement or statement to the contrary on any check shall be deemed an accord and satisfaction. Landlord may accept a partial payment without prejudicing Landlord's right to recover the balance of such payment which is still due, and without affecting any other remedies available to Landlord. After an Event of Default, any and all sums which are/were due to the Landlord shall be deemed Additional Rent and bear interest from the date of default at the highest rate permitted by law until such sums have been in paid in full and received by Landlord.

24. REMEDIES Upon an "Event of Default" as defined above, Landlord at its option shall have the following non-exclusive remedies in addition to those provided by law:

a.Landlord may treat the Lease as terminated whereupon the right of Tenant to the possession of the Premises shall immediately terminate, and the mere retention or possession thereafter by Tenant shall constitute a forcible detainer.

b.Landlord may terminate Tenant's right of possession, without the termination of this Lease, in which event Landlord shall have the right to re-let the Premises as the agent for the Tenant and to hold the Tenant responsible for any deficiency between the amount of rent realized from such re-letting (including but not limited to renovation and repair expenses and brokerage expenses) and the amount which would have been payable by Tenant under the terms of this Lease. No re-entry or repossession by the Landlord shall serve to terminate this Lease, unless the Landlord so elects in writing, nor shall it release Tenant from any liability for the payment of any Rent stipulated to be paid pursuant to this Lease or for the performance or fulfillment of any other term or condition provided herein.

c.Landlord may declare all the installments of Rent for the whole term of this Lease to be immediately due and payable at once without further demand, in which event all sums payable to the Landlord shall bear interest from the date of default at the highest rate permitted by law.

d.Landlord shall have the right to take no immediate action and to hold the Tenant responsible for the Rent as it becomes due.

e.Any Base Minimum Rent which was abated or waived by Landlord shall also be immediately due and payable by Tenant to Landlord.

f.In the event of a holdover by Tenant after the termination of this Lease, Landlord shall have the right to collect double the amount of then applicable Base Minimum Rent. In addition, Tenant shall be responsible for any cost or expenses incurred by Landlord as a result of such holdover.

g.In the event of a default by the Landlord, then and in that event, the Tenant shall notify the Landlord in writing as to the nature of said default and the Landlord shall have thirty (30) days after receipt of said notice to cure said default. In the event that the default is not capable of being cured within thirty days, Landlord agrees to use its highest and best efforts to diligently cure said default. In the event that the default is not cured by the Landlord after the foretasted notice, the Tenant shall be free to pursue all remedies available to the Tenant whether at law or in equity.

25. ATTORNEYS' FEES In the event that Landlord shall employ the services of an attorney to enforce any of its rights under this Lease or to collect any sums due to it under this Lease or to remedy the breach of any covenant of this Lease on the part of Tenant to be kept or performed, regardless of whether suit be brought, Tenant shall pay to Landlord, as Additional Rent, such reasonable fee as shall be charged by Landlord's attorney for such services. Should suit be brought for the recovery of possession of the Premises, or for Rent or any other sum due Landlord under this Lease, or because of the breach of any of Tenant's covenants under this Lease, Tenant shall pay to Landlord, as Additional Rent, all expenses of such suit and any appeals thereof, including reasonable attorney's fees. In the event of any litigation between Landlord and Tenant arising out of this Lease, the losing party shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees (including appellate proceedings) which the prevailing party may incur.

26. CERTIFICATES Either party shall, without charge, at any time and from time to time hereafter as may be commercially reasonable, within fifteen (15) days after written request of the other, certify by written instrument duly executed and acknowledged to any mortgagee or purchaser, or proposed mortgagee or proposed purchaser, or any other person, firm or corporation specified in such request:

a.As to whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment;

b.As to the validity and force and effect of this Lease, in accordance with its tenor as then constituted; and

c.As to any other matters as may reasonably be so requested.

Any such certificate may be relied upon by the party requesting it and any other person, firm or corporation to whom the same may be exhibited or delivered, and the contents of such certificate shall be binding on the party executing same.

Should any banking institution, savings and loan association or other institutional lender to whom Landlord is applying for a loan which, if granted, would make such lender a Landlord's mortgagee, request reasonable modification in this Lease, the effect of which would not make a change in the Rent or other economic terms of this Lease or increase Tenant's expenses, obligations or the risk to which Tenant is exposed, Tenant agrees that it shall not unreasonably withhold its agreement to such modification.

27. RADON GAS Radon is a naturally occurring radioactive gas that when it has accumulated in a building in sufficient quantities may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

28. STORMS Tenant agrees to exercise reasonable care to protect the Premises in the event a public warning should be issued that the Premises are threatened by a hurricane, tornado or storm of similar magnitude in accordance with the Storm Plan attached hereto as Exhibit C.

29. LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS If Tenant shall at any time fail to make any payments in accordance with the provisions hereof, or to take out, pay for, maintain or deliver any of the insurance policies provided for herein, or shall fail to make any other payment or perform any other act on its part to be made or performed, then Landlord, after thirty (30)) day notice to Tenant (without notice in case of an emergency) and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may (but shall be under no obligation to):

a.Pay any amount payable by Tenant pursuant to the provisions hereof, or

b.Make any other payment or perform any other act on Tenant's part to be made or performed as in this Lease provided, and may enter upon the Premises for the purpose and take all such action thereon as may be necessary therefore.

All sums so paid by Landlord and all costs and expenses incurred by Landlord in connection with the performance of any such act, shall be deemed Additional Rent and bear interest at the highest rate allowed by law.

30. NOTICE Unless otherwise provided in this Lease, all notices and requests required or permitted under this Lease to Landlord or Tenant shall be in writing and shall be addressed to the addresses indicated in this Lease or to any other address that Landlord or Tenant may designate in a notice to the other given at least fifteen (15) days in advance. All notices shall be deemed to be properly served if delivered to the appropriate address by registered or certified mail (with postage prepaid and return receipt requested), courier, or express delivery service (such as FEDEX, UPS or similar express services). The date of service of a notice served shall be the date of actual receipt or refusal of delivery. If any Mortgagee shall notify Tenant that it is the holder of a Mortgage affecting the Premises, no notice of default thereafter sent by Tenant to Landlord shall be effective unless and until a copy of the same shall also be sent to such Mortgagee in the manner prescribed in this Section and to such address as such Mortgagee shall designate.

Although the Parties may communicate from time to time by email or via facsimile, email and facsimile correspondence shall not be deemed to be effective notice under this Lease. Notices may be given on behalf of any party by such party's legal counsel. In the event of any litigation under this Lease, the foregoing notice provisions shall in no way prohibit notices from being given as provided in the rules of civil procedure of the State of Florida, as the same may be amended from time to time and any notice so given in any such litigation shall constitute notice herein

31. HAZARDOUS MATERIAL Tenant shall not knowingly cause or permit any hazardous material to be brought upon, kept, or used in or about the Premises by Tenant, its agents, employees, contractors or invitees except customary cleaning supplies and office materials. If the Premises are, through Tenant's fault, contaminated by hazardous materials, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including without limitation, diminution in value or useable space or of any amenity of the Premises), and sums paid in settlement of claims, attorney's fees (including any appeals) which arise during the Term as a result of any such contamination.

This indemnification by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean up, remediation, removal or restoration work required by any federal, state or local government agency or political subdivision because of hazardous material present in the soil or ground water on or under the Premises but only to the extent any such hazardous material is present due to Tenant’s fault. Without limiting the foregoing, if Tenant knowingly brings any hazardous material, with the exception of customary cleaning supplies and office materials, on the Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing immediately prior to the contamination or introduction of such hazardous material to the Premises; provided, however, that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld, so long as such actions would not potentially have any material adverse effect on the Premises.

As used herein, the term hazardous materials means any hazardous or toxic substance, material or waste, which is or becomes regulated by any local government authority, the State of Florida or the United States government. The term "hazardous material" includes, without limitation, any material or substance that is (1) defined as a "hazardous substance" under appropriate state law provisions, (2) petroleum, (3) asbestos, (4) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 USC 1321), (5) defined as a hazardous waste pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, (42 USC 690), (6) defined as a hazardous substance pursuant to Section 10 of the Comprehensive Environmental Response, Compensation and Liability Act (42 USC 9601), or (7) defined as a regulated substance pursuant to Sub-Chapter VIII, Solid Waste Disposal Act (the regulation of underground storage tanks), (42 USC 4991).

32. TENANT'S BUSINESS None of the provisions of this Lease shall be deemed or construed as reserving to Landlord any right to exercise any control over the business or operations of Tenant conducted upon the Premises or to direct in any respect the details or manner in which any such business relationship other than a landlord/tenant relationship is found. Tenant is an independent businessperson and neither Tenant nor any party or parties employed by Tenant are agents, servants or employees of Landlord and Tenant agrees that in Tenant's dealing with the public, Tenant will not represent or hold its employees as agents, servants or employees of Landlord.

33. SIGNS Tenant's name and suite number shall be listed on the Building directory in the lobby or entrance area as well as outside the entrance to the Premises. Tenant shall not place or permit to be placed or maintained on any exterior door, wall or window of the Premises or the Property any sign, awning or canopy or advertising matter or other thing of any kind without Landlord's prior written approval and consent.

34.	MISCELLANEOUS The parties further agree as follows:

a.The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, successors, administrators, representatives and permitted assigns.

b.This Lease and the performance thereof shall be governed, interpreted, construed and regulated by the laws of the State of Florida, with venue to be the Circuit Court in and for Broward County, Florida.

c.The rights of the Landlord under the terms of this Lease shall be cumulative, and failure on the part of Landlord to exercise promptly any rights given under the terms of this Lease shall not operate to forfeit any of said rights nor shall the same be deemed a waiver of such rights.

d.The parties acknowledge that each have participated equally in the final wording of this Lease, and in the event of any dispute regarding the meaning of any of the terms herein, such terms shall not be construed against either party.

e.This Lease shall not be recorded in the Public Records.

f.This Lease represents the entire understanding between the parties, and supersedes all prior agreements, oral or written, and this Lease may not be amended except by an instrument in writing signed by the parties hereto.

g.The submission of this document for examination does not constitute an option or offer to lease space at the Property. This document shall have no binding effect on the parties unless executed by the Landlord and the Tenant and a fully executed copy is delivered to the Tenant.

h.Intentionally omitted.

i.If any term, covenant, condition, or provision of this Lease or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision of persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition, and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

j.No judgment based on a default by Landlord hereunder shall be taken against any partner, subsidiary, officer, shareholder, director, employee, sister corporation or agent of Landlord and no writ of execution shall be levied against the assets of any partner, subsidiary, officer, shareholder, director, employee, sister corporation or agent of Landlord. Any liability of Landlord shall be limited to Landlord's interest in the Property.

k.The captions and headings of the Articles and Sections in this Lease are for convenience only and shall not in any way limit or be deemed to construe or interpret the terms and provisions hereof. The words "Landlord" and "Tenant," as used herein shall include the plural as well as the singular. Words used in the masculine gender include the feminine and neuter.

l.The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall at the option of Landlord terminate any or all existing subleases or subtenancies, or operate as an assignment to Landlord of any or all of such subleases or subtenancies at Landlord's option.

m.Any and all Addendum and/or Exhibits attached hereto, if any, are incorporated herein and made a part hereof by this reference

35. BANKRUPTCY Notwithstanding anything herein to the contrary, in the event Tenant is the subject of any bankruptcy (including reorganization or arrangement proceedings pursuant to any bankruptcy), voluntary or involuntary, then Landlord shall have the right to immediately terminate this Lease.

36. BROKERAGE Landlord and Tenant warrant and represent to each other that neither has dealt with a broker in connection with the consummation of this Lease, and in the event of any brokerage claims against the Landlord predicated upon prior dealings with the Tenant, the Tenant agrees to defend the same and indemnify the Landlord against any such claim.

37. PERSONAL GUARANTY Landlord agrees to waive the Personal Guaranty requirement for this lease.

38. PARKING Landlord shall make available for Tenant’s exclusive use at the Property, twenty five (25) parking. The parties acknowledge that it is the Landlord's intention to utilize a valet for the parking of cars in the garage of the Building. The spaces contained in the garage of the Building have mechanical lifts installed so that two cars may be parked in one physical parking space by virtue of the mechanical lift.

39. JURY TRIAL WAIVER LANDLORD AND TENANT HEREBY KNOWINGLY AND VOLUNTARILY WAIVE ANY RIGHTS TO A TRIAL BY JURY IN ANY ACTION BASED UPON OR ARISING OUT OF OR IN CONJUNCTION WITH THIS LEASE

Tenant Initials	/s/ DS	Landlord Initials	/s/ SP

40. WAIVER OF NON-COMPULSORY COUNTERCLAIMS TENANT AGREES NOT TO INSTITUTE, ASSERT, RAISE OR INTERPOSE ANY NON-COMPULSORY CLAIM, DEFENSE OR COUNTERCLAIM IN ANY ACTION OR PROCEEDING INSTITUTED BY LANDLORD AGAINST TENANT PURSUANT TO THIS LEASE. TENANT HEREBY REPRESENTS AND ACKNOWLEDGES THAT NEITHER LANDLORD NOR ANY AGENT OF LANDLORD (INCLUDING LANDLORD'S ATTORNEYS), HAS REPRESENTED OR OTHERWISE INDICATED THAT LANDLORD WILL NOT SEEK TO ENFORCE THIS WAIVER OF NON-COMPULSORY COUNTERCLAIMS UNDER ANY CIRCUMSTANCES WHATSOEVER.

Tenant Initials	/s/ DS

41. AUTHORITY  Tenant is a duly authorized and existing entity, has full right and authority to enter into this Lease, and each person signing on behalf of Tenant is authorized to do so. Tenant shall take whatever actions are necessary to qualify itself and keep itself qualified to do business in the State of Florida. Tenant's failure to comply with this Article shall, at Landlord's option, constitute an Event of Default hereunder.

42. NO REPRESENTATIONS OR WARRANTIES Neither Landlord nor Landlord's agents or attorneys have made any representations or warranties with respect to the Premises, the Property or this Lease, except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise except as set forth herein.

No further text.

Signatures follow on next page.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

LANDLORD: Victoriana Building, LLC, a Florida limited liability company

By:	/s/ Seann Pavlik

Print Name:	Seann Pavlik

Date:	9/9/2024

TENANT: Orchestra BioMed, Inc.

By:	/s/ Darren Sherman

Print Name:	Darren Sherman

Date:	9/9/2024

Notary Form

State of:	Florida

County of:	Broward

On 09/09/2024 , before me,  Melanie Garcia

(notary)

Personally appeared, Seann R. Pavlik + Darren R. Sherman ,

(signers)

[    ] Personally known to me

OR

[X] Proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and has hereby acknowledged to me that he/she/they have executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal

/s/ Melanie Garcia
Notary Signature

Melanie Garcia
Print Name

EXHIBIT A

Orchestra BioMed Rent Schedule
Total RSF per BOMA Calculations:		6,496
Commencement Date of Lease Term:		November 15, 2024
		SF Used for Base Rent & CAM Calculations	Base Rent / SF		Monthly Base Rent		Approx. Monthly CAM		Annual Base Rent
Initial Term
Year 1	Month 1-12	6,496	$	[***]	$	[***]	$	[***]	$	[***]
Year 2	Month 13-24	6,496	$	[***]	$	[***]	TBD		$	[***]
Year 3	Month 25-36	6,496	$	[***]	$	[***]	TBD		$	[***]
Year 4*	Month 37-38	6,496	$	[***]	$	[***]	TBD		$	[***]	*1.5 Months in Year 4
									$	[***]	Total Base Rent Payments for Initial Lease Term

Commencement Date of RenewalTerm:		January 1, 2028
Renewal Term
Year 1	Month 38-49	6,496	$	[***]	$	[***]	TBD		$	[***]
Year 2	Month 50-61	6,496	$	[***]	$	[***]	TBD		$	[***]
Year 3	Month 62-73	6,496	$	[***]	$	[***]	TBD		$	[***]
Year 4	Month 74-85	6,496	$	[***]	$	[***]	TBD		$	[***]
Year 5	Month 86-97	6,496	$	[***]	$	[***]	TBD		$	[***]
									$	[***]	Total Base Rent Payments for Renewal Lease Term